BILBAO INDEMNITY AND GUARANTEE AGREEMENT

This Agreement made and entered into this 11th day of August 2008

BETWEEN:

Shoshone Silver Mining Company ("Shoshone Silver"), an Idaho Corporation, USA

(of the First Part)

- and -

Orca Gold Corporation International ("Orca Gold"), a Bahamas Company

-and-

Orca Minerals Limited ("Orca Minerals"), an Ontario, Canada Corporation

(of the Second Part)

WHEREAS by separate Stock Purchase Agreement dated as of the date hereof Orca Gold and Orca Minerals have purchased 50 shares owned by Shoshone Silver in Shoshone Mexico S.A. de C.V. ("Shoshone Mexico") for the consideration of $100,000 such shares being all of the shares issued by Shoshone Mexico and purchased and registered as to 49 shares in the name of Orca Gold with one (1) share registered in the name of Orca Minerals in trust on behalf of Orca Gold..

THIS AGREEMENT WITNESSETH THAT in consideration of the duties and covenants set forth herein, the parties agree as follows:

1. Shoshone Silver shall indemnify and agrees to hold Orca Gold, Orca Minerals and Shoshone Mexico, harmless from, against and in respect of any damages, or lost profits suffered by Orca Minerals or Orca Gold from all liabilities and obligations of Shoshone Mexico and all claims and demands made in respect thereof, whether or not known or asserted at or prior to

the date herof, relating to or arising from transfer of ownership, operation or control of Shoshone Mexico not disclosed to Orca Minerals or Orca Gold at or before the date of execution of this agreement, including indemnity against any loss, including any liability for tax arising in Shoshone Mexico up to the date hereof or arising out of the purchase by Orca Gold of the shares of Shoshone Mexico or the payments to be made to Shoshone Silver as set out hereunder.

2. In consideration of the aforesaid indemnity granted by Shoshone Silver Orca Gold agrees to pay to Shoshone Silver the total sum of $4.9 million as follows:

(i) US$2.4 million on the date of transfer of the shares of Shoshone Mexico to Orca Gold

(ii) US$500,000 effective one year after the date of the first payment as set forth in 2(i) herein;

(iii) the remaining balance of US$2.0 million in four consecutive equal annual payments of $500,000 each, the first such $500,000 annual payment to be made at the time of commencement of construction of any mine developed on the Bilbao concessions but in any event not less than six years after the date of the first payment of $2.4 million herein, provided that the remaining balance of US$2.0 million shall be paid in full no later than ten years after the date of the first payment of $2.4 million as set forth in 2(i) herein.

3. The parties agree that Shoshone Silver shall at all times until the payments required herein are paid in full have a security interest in the Bilbao concessions numbered.222854, 214309, 211940, and 222638. In the event of default of the $500,000 payment as set forth in 2(ii) herein due one year after the first payment of $2.4 million, the entire principal balance of $2.5 million will be immediately due and payable and Shoshone Silver may initiate any and all procedures to foreclose Shoshone Silver's interest in the Bilbao concessions.

4. Shoshone Silver shall have the right to enter or register a mortgage, lien or other security document with any country, state or county, including the United States, Canada and/or Mexico, against the Bilbao concessions numbered 222854; 214309; 211940 and 222638 to secure the payment of the sum of $2.5 million.

5. Provided Orca Gold has made the initial US$2.4 million payment and the US$500,000 installment payment in 2(ii) herein, commencing six years after the date of first payment no default on the remaining four equal annual consecutive payments of $500,000 shall be initiated until ten years from the date of the first payment of the US$2.4 million.

6. Idaho law shall apply to this agreement and any and all proceedings pertaining hereto with jurisdiction and venue in Shoshone County, State of Idaho, USA and the prevailing party in any proceeding, collection, action whether litigation or otherwise, shall be paid its cost by the party not prevailing in such proceedings.

7. Orca Minerals will take such steps as are necessary to ensure that Shoshone Mexico assumes all responsibility for any and all claims made by, or any royalty payable to, Minera Portree or its assigns and that the name of Shoshone Mexico is changed to another name not including the word "Shoshone".

8. Orca Minerals shall hereby guarantee to Shoshone Silver the payments and obligations of Orca Gold to Shoshone Silver.

This agreement shall enure to the benefit of and be binding upon the parties and their respective successors and assigns.

Any notice or default of non payment shall be provided to the addresses set forth in this document. Any change of address or notices should be provided by personal service and or certified or registered or recorded mail.

Signed by the parties of the First Part and Second Part

PURCHASERS:

Dated: 11th August, 2008

ORCA MINERALS LIMITED
220 Bay Street, Suite 700
Toronto, Ontario, Canada M5J 2W4

Tel: 416-362-8243
Fax: 416-368-5344
E-Mail: tnmckillen@orcaminerals.ca

By: [signature]
President,

Dated: 11th August, 2008

ORCA GOLD CORPORATION INTERNATIONAL
Saffrey Square, Suite 205
Bank Lane, P.O. Box N-8188
Nassau, Bahamas
Tel: 416-362-8243
Fax: 416-368-5344

By: [signature]
Appointed Manager, or Legal Representative

SELLERS:

Dated: AUGUST 26, 2008

SHOSHONE SILVER MINING COMPANY
P.O. Box 2011
Coeur d'Alene, Idaho 83816

By: [signature]
Lex Smith
President and Legal Representative

Dated: AUGUST 26, 2008

By: [signature]
Lex Smith, Individually